Exhibit 23.1

Consent of Elliott Davis, LLC

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First National Bancshares, Inc. and Subsidiary of our report dated March 27, 2008 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of First National Bancshares, Inc. and Subsidiary for the year ended December 31, 2007.

/s/ Elliott Davis, LLC

Greenville, South Carolina
August 21, 2008